EXHIBIT 23.05



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in this Prospectus constituting part of this Amendment No. 3 to the Registration Statement on Form SB-2 for Imagenetix, Inc., of our report dated June 9, 2001, relating to the March 31, 2001 financial statements of Imagenetix, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".


/s/  PRITCHETT, SILER & HARDY, P.C.
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PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
February 14, 2001